Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58135, No. 333-43047, No. 333-103528 and No. 333-152884) of Sinclair Broadcast Group, Inc. of our report dated June 27, 2014 relating to the financial statements of Sinclair Broadcast Group, Inc. 401(k) Retirement Savings Plan as of December 31, 2013 and 2012 and for the year ended December 31, 2013, which appears in this 2013 Annual Report on Form 11-K.

/s/ CohnReznick LLP

Bethesda, Maryland

June 27, 2014